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                                                                    EXHIBIT 10.3


                              SEVERANCE AGREEMENT


     THIS SEVERANCE PAY AGREEMENT ("Agreement") is made and entered into as of this 25th day of January, 1996, by and between AVONDALE FINANCIAL CORP. AND ITS SUBSIDIARIES, Jointly and Severally, (the "Company") (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law), and Howard A. Jaffe (the "Employee").

     WHEREAS, the Employee is currently serving as Executive Vice President of the Company and Vice President of Avondale Financial Corp. (the "Holding Company"); and

     WHEREAS, the Board of Directors of the Company recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Company and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated; and

     WHEREAS, the Board of Directors of the Company has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 1 hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

     1.   Term. The term of this Agreement shall be a period of three years
          ----
          commencing January 1, 1996 (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then remaining term of this Agreement, unless either the Company or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of this Agreement would otherwise be extended.


          Notwithstanding any other statement or provision in this Agreement to the contrary, this Agreement will not be automatically extended unless, prior thereto, the Board of Directors of the Company reviews a formal performance evaluation of the Employee performed by disinterested members of the Board of Directors of the Company and
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     reflected in the minutes of the Board of Directors. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

2.   Termination of Agreement
     ------------------------

     (a) The Employee may terminate this Agreement at any time upon 90 days written notice to the Company or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Company.

     (b) In the event the Company terminates the Employee without there being a "Change of Control" as defined below; or in the event the Company terminated the employee for cause (as defined below) at any time before or after a "Change of Control", this Agreement shall terminate as of the Date of Termination (as defined below).

     (c) In the event of the death of the Employee during the term of this Agreement and prior to any termination hereunder, this Agreement shall terminate as of the date of such death.

     (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. (S)1818(e)(3) and (g)(1), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion reinstate in whole or in part any of its obligations which were suspended.

     (e) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. (S)1818
          (e)(4) and (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contacting parties shall not be affected.

     (f) If the Company is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contacting parties.

     (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Company: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Company or when the Company is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

          (h) If the Employee shall become disabled as defined in the Company's then current disability plan or if the Employee shall be otherwise unable to serve as Executive Vice President, this Agreement shall not be suspended.

          (i) In the event the Company purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by such court or arbitrator that the Company has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     3.   Change in Control
          -----------------

          (a)  Involuntary Termination. If the Employee's employment is
               -----------------------
               involuntarily terminated (other than for cause or pursuant to any of Sections 2(d) through 2(g)) in connection with or within 12 months after a change in control which occurs at any time during the term of this Agreement, the Employee shall be entitled to the benefits provided below:

               (i) The Company shall pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination (as hereinafter defined) of employment an amount equal to 200 percent of the Employee's "base amount" of compensation, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"); plus 200 percent of the Employee's average annual bonus paid over the prior two years; plus

               (ii) The Company shall continue to provide the Employee with the health benefits he was receiving before the Date of Termination for twenty-four months from the Date of Termination.

                    Notwithstanding any other provision herein to the contrary, the amounts payable to the Employee pursuant to subsection (i) above shall be limited, such that these amounts will not exceed three times the Employee's average annual compensation over the most recent five year period or be nondeductible by the Company for Federal income tax purposes pursuant to Section 280G of the Code.

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(b)  Definitions. For purposes of this Agreement, "Date of Termination" means
     -----------
     the earlier of (i) the date upon which the Company gives notice to the Employee of the termination of his employment with the Company or (ii) the date upon which the Employee ceases to serve as an Employee of the Company.

     "Change in control" is defined solely as any acquisition of control (other than pursuant to the Conversion or by a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company or a subsidiary of the Holding Company), as defined in 12 C.F.R. (S) 574.4, or any successor regulation, of the Company or Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. (S) 574.3, or any successor regulation.

     The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of or interference with the Employee's duties, responsibilites and benefits as an Executive Officer of the Company shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. Any of the following actions shall constitute such diminution or interference unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 50 mile radius from the Company's headquarters office as of the date hereof; (2) a material demotion of the Employee, a material reduction in the number or seniority of other Company personnel reporting to the Employee, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Company-wide reduction in staff; (3) a material reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company; and (4) a material increase in the required hours of work or the workload of the Employee.

     For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof in detail.

4.   Certain Reduction of Payments by the Company
     --------------------------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment) would be nondeductible (in whole or part) by the Company for Federal income tax purposes because of
          Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this
          Section 4, present value shall be determined in accordance with
          Section 280G(d)(4) of the Code.

     (b) All determinations required to be made under this Section 4 shall be made by the Company's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Company, provide to both the Company and the Employee an opinion (and detailed supporting calculations) that the Company has substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Company and the Employee. The Employee shall determine which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this
          Section 4, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Advisory Firm, the Company shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 4 and shall notify the Employee promptly of such election. Within five business days of the earlier of (i) the Company's receipt of the Employee's determination pursuant to the immediately preceding
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          sentence of this Agreement or (ii) the Company's election in lieu of such determination, the Company shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Company and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 4.

     (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by the Company which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the
                             -- ------
          Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

5.   No Mitigation. The Employee shall not be required to mitigate the amount of
     -------------
     any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

6.   No Assignments
     --------------

     (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the compensation pursuant to Section 3(a) hereof. For purposes of implementing the provisions of this Section 6(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

     7.   Notice. For the purposes of this Agreement, notices and all other
          ------
          communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith.

     8.   Amendments. No amendments or additions to this Agreement shall be
          ----------
          binding unless in writing and signed by both parties, except herein otherwise provided. The parties hereto agree to amend this Agreement to comply with any required provisions of 12 C.F.R. (S) 563.39(b), as the same may be amended.

     9.   Paragraph Headings. The paragraph headings used in this Agreement are
          ------------------
          included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     10.  Severability. The provisions of this Agreement shall be deemed
          ------------
          severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     11.  Governing Law. This Agreement shall be governed by the laws of the
          -------------
          United States to the extent applicable and otherwise by the laws of the State of Illinois.

     12.  Arbitration. Any dispute or controversy arising under or in connection
          -----------
          with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     13.  Regulatory Compliance. Any payments made to the Employee pursuant to
          ---------------------
          this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder. Notwithstanding anything in this Agreement to the contrary, no payments may be made pursuant to this Agreement without the prior approval of the OTS if the Company is not in compliance with its regulatory capital requirements, or if such payment would cause the Company to fail its regulatory capital requirements.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                             AVONDALE FINANCIAL CORP.


                                             By: /s/ Robert S. Engelman, Jr.
                                                --------------------------------
                                                 Robert S. Engelman, Jr.
                                                 President



                                             EMPLOYEE


                                             By: /s/ Howard A. Jaffe
                                                --------------------------------
                                                Howard A.  Jaffe